            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use of our reports on the financial statements and financial highlights of the Government and Agency Portfolio, the Government Tax Advantage Portfolio, the Treasury Portfolio, the Liquid Assets Portfolio and the STIC Prime Portfolio, each a series of Short-Term Investments Trust, dated September 24, 2004 incorporated in the Prospectuses and Statements of Additional Information in the Post-Effective Amendment to the Registration Statement on Form N-1A of Short-Term Investments Trust.




                                               /s/ TAIT, WELLER & BAKER LLP



PHILADELPHIA, PENNSYLVANIA
DECEMBER 14, 2005